SANDSPORT DATA SERVICES, INC.,
                                 SANDATA, INC.,
                       SANDATA HOME HEALTH SYSTEMS, INC.,
                           SANTRAX PRODUCTIVITY, INC.,
                             SANDATA SPECTRUM, INC.,
                            PRO-HEALTH SYSTEMS, INC.,
                     formerly known as Sandata Inteck, Inc.,
                              SANTRAX SYSTEMS, INC.

                                       AND

                                  HSBC BANK USA
                                formerly known as
                               MARINE MIDLAND BANK


                          SECOND AMENDMENT DATED AS OF
                       FEBRUARY 14, 2000 TO LOAN AGREEMENT
                           DATED AS OF APRIL 18, 1997

          THIS SECOND AMENDMENT made as of the 14th day of February, 2000 among SANDSPORT DATA SERVICES, INC., a New York corporation having its principal place of business at 26 Harbor Park Drive, Port Washington, New York 11050 (the "Company"), SANDATA, INC., SANDATA HOME HEALTH SYSTEMS, INC., SANTRAX PRODUCTIVITY, INC., SANDATA SPECTRUM, INC. and PRO-HEALTH SYSTEMS, INC., formerly known as Sandata Inteck, Inc., each a Delaware corporation having its principal place of business at 26 Harbor Park Drive, Port Washington, New York 11050 and SANTRAX SYSTEMS, INC., a New York corporation having its principal place of business at 26 Harbor Park Drive, Port Washington, New York 11050 (individually, a "Guarantor" and, collectively, the "Guarantors")

                                      and

         HSBC BANK USA, formerly known as Marine Midland Bank, a New York bank, having an office at 534 Broad Hollow Road, Melville, New York 11747 (the "Bank").

                                   WITNESSETH:

         WHEREAS, the Company, the Guarantors and the Bank entered into a certain revolving credit agreement dated as of April 18, 1997, as amended by a First Amendment dated as of August 3, 1999 (collectively, the "Agreement") providing for certain financial accommodations to the Company and which Agreement is now in full force and effect; and

         WHEREAS, the Company has requested that the Bank amend, and the Bank has agreed to amend, certain terms and provisions of the Agreement;

         NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth and for other good and various consideration, the parties hereto agree as follows:

     1. As used in this Second Amendment capitalized unless otherwise defined, shall have the meaning ascribed thereto in the Agreement.

     2. The Bank and the Company agree that as of February 2000 the outstanding principal balance of the Revolving Credit was $2,700,000.00 and all interest due on the Revolving Credit has been paid through January 31, 2000.

     3. The Agreement is hereby amended as follows:

          (a) The definition of "Business Day" is hereby deleted and the following is added to substitute for same: "Business Day": shall mean any day other than a Saturday, Sunday or other day on which commercial banks in London with respect to (LIBOR Rate Advances) and/or New York, New York (with respect to Prime Rate Advances) are authorized or required by law to close.

          (b)  The  definition  of   "Guarantors"  is  hereby  deleted  and  the
               following is added to substitute for same:

               "Guarantor or Guarantors": shall mean Sandata, Inc., Sandata Home
                    Health Systems, Inc., Sandata Productivity, Inc., Sandata Spectrum, Inc., Pro-Health Systems, Inc. (formerly known as Sandata Inteck, Inc.), Santrax Systems, Inc. and each Person required to guaranty pursuant to Section 5.11 hereof. (c)


          (c) The definition of "LIBOR Borrowing Request" is hereby deleted and the following is added to substitute for same:

               "LIBOR Borrowing Request":  shall mean the written request by the
                    Company to the Bank for a LIBOR Rate Advance including the date of the LIBOR Rate Advance, the LIBOR Period and the amount.

          (d) The definition of "LIBOR Period" is hereby deleted and the following is added to substitute for same:

               "LIBOR Period": shall mean a period, if available to the Bank, of
                    30, 60, 90, 120, 180 or 360 days, such period not to extend beyond the Termination Date.

          (e) The definition of "Termination Date" is hereby deleted and the following is added to substitute for same:

               "Termination Date": shall mean February 14, 2003.

          (f) Section 2.1 is hereby deleted and the following is added to substitute for same:

               2.1 COMMITMENT: Subject to the terms and conditions hereof, the Bank agrees to extend credit to the Company by making such loans (each such loan being hereinafter called an "Advance" and, collectively, "Advances") to the Company from time to time during the Commitment Period up to an aggregate principal amount outstanding at any one time of Four Million Five Hundred Thousand and 00/100 ($4,500,000.00) Dollars
                    (the "Commitment"). During the Commitment Period, the Company may use the Commitment by borrowing, paying and prepaying in whole or in part and reborrowing, all in accordance with the terms and conditions hereof. Each Advance shall be in the principal amount of One Hundred Thousand and 00/100 ($100,000.00) Dollars or an integral multiple thereof.

          (g) Section 2.7(a) is hereby deleted and the following is added to substitute for same:

               2.7  INTEREST ON THE  REVOLVING  CREDIT  NOTE:  a) The  Revolving
                    Credit Note shall bear interest on the unpaid principal balance thereof at a rate per annum equal to (i) with respect to Prime Rate Advances, the Prime Rate and (ii) with respect to LIBOR Rate Advances, the Adjusted LIBOR Rate, each such Advance as elected by the Company in accordance with Section 2.3 hereof.

          (h) Section 2.11 is hereby deleted and the following is added to substitute for same:

               2.11 INDEMNITY:  If  there  is a  prepayment  of any  LIBOR  Rate
                    Advance on a date other than the expiration of the LIBOR Period for any reason whatsoever including, but not limited to:

                    a) the occurrence of any Event of Default under this Agreement;

                    b) the failure of the Borrower to borrow a LIBOR Rate Advance after sending notice of the amount with respect to the making of any such Advance;

                    c) the receipt or recovery by the Bank of all or any part of a LIBOR Rate Advance prior to the maturity or the last day of the LIBOR Period thereof (whether by prepayment, acceleration or otherwise) unless due solely to the conversion of a LIBOR Rate Advance into a Prime Rate Advance pursuant to Section 2.9 or 2.10 hereof; or

                    d) the conversion at the Company's request, prior to the last day of an applicable LIBOR Period, of a LIBOR Rate Advance into a Prime Rate Advance;

                    then  the  Company  shall  pay to the  Bank,  as  liquidated damages and not as a penalty, a fee (the "Liquidation Fee") equal to the losses (excluding lost profits its of the Bank), costs and expenses of the Bank in connection with such prepayment as determined by the Bank, which payment shall be made by the Company to the Bank on the date on which such prepayment is made. The calculations made by the Bank to ascertain such Liquidation Fee shall be conclusive absent manifest error in calculation by the Bank, provided that such calculations are made in good faith. The Bank, upon the written request of the Company, shall advise the Company in writing of the amount of the Liquidation Fee applicable to any such prepayment including an explanation of how the Liquidation Fee was calculated.

          (i) Section 2.13 is hereby deleted and the following is added to substitute for same:

               "[RESERVED]."

          (j) Section 2.15 is hereby deleted and the following is added to substitute for same:

               2.15 USE OF PROCEEDS:  The Company  hereby  covenants  and agrees that the proceeds of (y) the initial Advance will be used to repay indebtedness to the Bank under the existing revolving credit facility with the Bank dated as of April 20, 1995 and
                    (z) subsequent Advances will be used for working capital purposes and to support computer hardware purchases and software development costs. No part of the proceeds of the Advances will be used directly or indirectly to finance the acquisition of new companies, including without limitation, Permitted Acquisitions, as defined in Section 6.2 hereof, or new products or for any purpose that directly or indirectly violates, or is inconsistent with, the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

          (k) Section 5.1(2) is hereby deleted and the following is added to substitute for same:

               (2) As soon as possible, but not more than ninety (90) days after the close of each of the first three fiscal quarters of each fiscal year, the Consolidated Group's Form 10-Q and the financial statements of the Consolidated Group including a consolidated balance sheet with related consolidated statements of income, retained earnings and cash flows for the immediately preceding fiscal quarter, setting forth in each case in comparative form the figures for the comparable fiscal quarter of the previous year, all prepared in accordance with generally accepted accounting principles consistently applied (subject to year end adjustments) prepared by management to Sandata, Inc. and certified by the chief financial officer of Sandata, Inc. Such financial statements shall be accompanied by an Officers' Certificate stating whether a Default or Event of Default has occurred and, if so, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate, and, if not, what action is proposed to be taken with respect thereto. Such financial statements shall be accompanied by an Officers' Certificate evidencing compliance with the financial covenants contained in Section
                    5.10 hereof, in form and detail acceptable to the Bank.

               (1) Section 5.1 is hereby amended by adding the following new paragraph as subsection (2(a)) immediately after subsection
                    (2) and prior to subsection (3):

               (2(a)) As soon as possible,  but not more than one hundred thirty
                    (130) days after the close of each fiscal year, the consolidating financial statements reflecting each of the corporations comprising the Consolidated Group including for each of such corporations a balance sheet with related statements of income, retained earnings and cash flows for such fiscal year or immediately preceding fiscal quarter, as applicable, setting forth in each case figures for the previous year or comparable fiscal quarter of the previous year, as applicable, all prepared in accordance with generally accepted accounting principles consistently applied prepared by management to such corporations and certified by the chief financial officers of such corporations.

          (m) Section 5.10 is hereby deleted and the following is added to substitute for same:

               5.10 FINANCIAL REQUIREMENTS:

                    (a) Maintain on the date of this Agreement and at all times thereafter, or for the periods indicated below, the following financial requirements on a consolidated basis with respect to the Consolidated Group:

                         (i) Working capital of at least  $1,000,000.00.  Solely
                    for purposes of calculating compliance with the covenant contained in this section 5. 10 (a) (i), the Advances shall not be considered Current Liabilities; Current Liabilities shall mean all indebtedness for borrowed money payable within one year.

                         (ii) Net Worth of at least $7,491,000 from May 31, 1999
                    to and including May 30, 2000, to be increased by $75,000 in each fiscal year thereafter.

                         (iii)A total liabilities to Net Worth ratio of not more
                    than 1.2 to 1.0.

                         (iv) A Debt Service  Coverage  Ratio of at least 1.2 to
                    1.0 at each fiscal year end.

                         (v) An Interest  Coverage  Ratio of at least 4.0 to 1.0
                    at each fiscal year end.

               As used in this Section:

                    Net  Worth  shall  mean  the  sum  of   retained   earnings,
               additional paid in capital plus common stock, all as determined in accordance with generally accepted accounting principles consistently applied.

                    Debt Service  Coverage  Ratio shall mean a ratio of earnings before interest, taxes, depreciation and amortization to total debt service.

                    Interest  Coverage  Ratio  shall  mean a ratio  of  earnings before interest, taxes, depreciation and amortization to total interest expense.

                    (b) Realize on a consolidated basis with respect to the Consolidated Group for each fiscal year, a net profit after taxes determined in accordance with generally accepted accounting principles consistently applied of at least $1.00.

          (n) Section 8.13 (b) is hereby deleted and the following is added to substitute for same:

                           HSBC Bank USA
                           534 Broad Hollow Road
                           Melville, New York 11747
                           Attn: Mr. Gary Sarro
                                 Vice President

     4. The Borrower and each Guarantor hereby represents and warrants to the Bank that:

          (a) Each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

          (b) No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist after giving effect hereto.

     5. It is expressly understood and agreed that all collateral security for the Advances and other extensions of credit set forth in the Agreement prior to the amendment provided for herein is and shall continue to be collateral security for the Advances and other extensions of credit provided in the Agreement as herein amended. Without limiting the generality of the foregoing, the Company hereby absolutely and unconditionally confirms that each document and instrument executed by the Company pursuant to the Agreement continues in full force and effect, is ratified and confirmed and is and shall continue to be applicable to the Agreement (as herein amended).

     6. By their execution of this Amendment in the space provided below, each of the Guarantors indicated below hereby consent to this Amendment and reaffirm their continuing liability under their respective guarantees, in respect of the Agreement as amended hereby and all security agreements, documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such guarantors).

     7. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to me an the Agreement as modified by this Second Amendment.

     8. The Company agrees to pay on demand, and the Bank may charge any deposit or loan accounts(s) of the Company, all reasonable expenses incurred by the Bank in connection with the negotiation, preparation and administration (including any future waiver or modification and legal counsel as to the rights and duties of the Bank) under the Agreement.

     9. This Amendment shall become effective on such date as all of the following conditions shall be satisfied:

          (a) Revolving Credit Note. The Bank shall have received a duly executed Revolving Credit Note.

          (b) Reaffirmation. The Bank shall have received a duly executed collective amendment and reaffirmation of equipment security agreements.

          (c) Good Standing Certificates. The Bank shall have received good standing certificates from the applicable state of incorporation of the Company and each of the Guarantors and, if not incorporated in the State of New York, a certificate of authority to do business from the New York Secretary of State.

          (d) Officers' Certificate. The Bank shall have received officers' certificates of the Company and the Corporate Guarantors.

          (e) Opinion of Counsel. The Bank shall have received an opinion of counsel to the Company and the Guarantors.

          (f) Fees. All fees of the Bank and fees and disbursements of the Bank's counsel shall have been paid in full.

          (g) Legal Matters. All legal matters and the form and substance of all documents required hereunder shall be satisfactory to the Bank's counsel.

     10. This Amendment is dated as of February 14, 2000 and shall be effective on the date of execution by the Bank retroactive to such date.

     11. This Amendment may be executed in counterparts, each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                        SANDSPORT DATA SERVICES, INC.

                                        By:/s/ Bert E. Brodsky
                                               Bert E. Brodsky
                                               Chairman

                                        HSBC BANK USA

                                        By:/s/ Gary Sarro
                                               Gary Sarro
                                               Vice President

         Each of the guarantors indicated below hereby consent to this Amendment and reaffirm their continuing liability under their respective guarantees in respect of the Agreement as amended hereby and all the security agreements, documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such guarantors).

                                        SANDATA, INC.

                                        By:/s/ Bert E. Brodsky
                                               Bert E. Brodsky
                                               President

                                        SANDATA HOME HEALTH SYSTEMS, INC.

                                        By:/s/Bert E. Brodsky
                                              Bert E. Brodsky
                                              President

                                        SANTRAX PRODUCTIVITY, INC.

                                        By:/s/ Bert E. Brodsky
                                               Bert E. Brodsky
                                               President

                                        SANDATA SPECTRUM, INC.

                                        By:/s/ Bert E. Brodsky
                                               Bert E. Brodsky
                                               President

                                        PRO-HEALTH SYSTEMS, INC.
                                        Formerly known as Sandata Inteck, Inc.

                                        By:/s/ Hugh Freund
                                               Hugh Freund
                                               President

                                        SANTRAX SYSTEMS, INC.

                                        By:/s/ Bert E. Brodsky
                                               Bert E. Brodsky
                                               President

State of New York, County of Nassau, ss:

         On the 15th day of February, in the year 2000, before me the undersigned, personally appeared BERT E. BRODSKY, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                        --------------------------------
                                        Notary Public

State of New York, County of Suffolk, ss:

         On the 25th day of February, in the year 2000, before me the undersigned, personally appeared GARY SARRO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                        ---------------------------------
                                        Notary Public

STATE OF NEW YORK)
                                ) ss.:
COUNTY OF NASSAU)

         On the 15th day of February in the year 2000 before me, the undersigned, a Notary Public in and for said State, personally Appeared Hugh Freund, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                        ---------------------------------
                                        Notary Public